UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 27, 2006


                          IMMTECH PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      8733                   39-1523370
      (State or Other        (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                      Identification No.)
      Incorporation)


       One North End Avenue, New York, New York                  10282
       (Address of Principal Executive Offices)               (Zip Code)


      Registrant's telephone number, including area code:  (212) 791-2911


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02   Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

            On June 27, 2006, the Company received notice from Frederick W. Wackerle of his decision to retire from the Company's board of directors to devote more of his time to the not-for-profit sector. Mr. Wackerle will not stand for re-election when his current term as a director expires at the 2006 Annual Meeting of Stockholders. He will remain a member of the Company's board of directors until the earlier of that date or until a replacement director is qualified and appointed. He stated that he wanted to give the Company sufficient notice to find a qualified replacement and that his decision to retire from service to the Company's board of directors is not a result of any disagreement with the Company or management.

            Mr. Wackerle also notified the Company of his retirement from the position of chairman of the Company's compensation committee. He has offered to remain a member of the compensation committee until his retirement takes effect as described above. Mr. Wackerle has been a member of the Company's board of directors since December 2001 and has served on the Company's compensation and nominating committees.

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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMMTECH PHARMACEUTICALS, INC.


Date:  June 29, 2006                     By: /s/ Eric L. Sorkin
                                             --------------------------------
                                             Eric L. Sorkin
                                             Chief Executive Officer and
                                             President








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